UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2013

DEL MONTE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-107830-05	75-3064217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2013, Blue Acquisition Group, Inc. (“Parent”) elected Wayne Callahan to the Board of Directors of Del Monte Corporation (“Company”), effective November 1, 2013. Such election was made following the designation of Mr. Callahan by Vestar Capital Partners (“Vestar”) as a member of the board of managers of Blue Holdings GP, LLC and the election of Mr. Callahan by Blue Holdings I, L.P. to the board of directors of Parent.

Pursuant to an amended and restated limited liability company agreement (the “LLC Agreement”) among the members of Blue Holdings GP, LLC, affiliates of each of Kohlberg Kravis Roberts & Co. L.P and Vestar have the right to designate three managers of Blue Holdings GP, LLC; affiliates of Centerview Capital, L.P. have the right to designate two managers of Blue Holdings GP, LLC; and affiliates of AlpInvest Partners have the right to designate one manager of Blue Holdings GP, LLC. The LLC Agreement further provides that the members of Blue Holdings GP, LLC will seek to ensure, to the extent permitted by law, that each of the managers of Blue Holdings GP, LLC also is a member of the board of directors of Parent. The membership of the Board of Directors of the Company tracks the membership of the board of directors of Parent.

Wayne Callahan was most recently President of Global Walmart Business of H. J. Heinz where he led high-performing teams serving Walmart worldwide. Mr. Callahan’s focus was organizational design, business planning, team development, and overall growth. As a member of the Heinz President Council and Heinz Global Sales Council, he led customer business planning and best practice sharing for the largest global retail customers. Additionally, he was a Director of Heinz’ joint venture board in South Africa. He serves on the boards of the Sun Products Company, Arvest Bank Benton County and Delta Dental Insurance of Arkansas.

On October 25, 2013, the Board of Directors of the Company approved the Del Monte Corporation Independent Director Compensation Plan (“Plan”), which provides compensation to eligible directors for service on the applicable boards of the Company and its affiliates. Eligibility is determined by the Board of Directors of the Company. In connection with the adoption of the plan, Sanjay Khosla and Wayne Callahan were designated as eligible directors under the Plan. The Plan provides that each eligible director will receive a $50,000 annual retainer payable in cash, or, at the director’s election, in Parent stock. In addition, the director will receive, on an annual basis, a grant of restricted shares of Parent stock having an aggregate fair market value, as of the grant date, equal to $100,000, subject to monthly vesting over a twelve-month period. The director will also be given the opportunity to purchase additional shares of Parent stock in an amount at the director’s discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL MONTE CORPORATION

By:	/s/ Timothy S. Ernst
Name: Timothy S. Ernst
Title: Secretary

Date: October 31, 2013